Exhibit 99.1

               CAM Reports 2nd Quarter Revenue & Profit Increase


              EPS of 12 cents versus loss of 10 cents in Q2 2003


    FOUNTAIN VALLEY, Calif., April 26 /PRNewswire-FirstCall/ -- CAM Commerce Solutions, Inc. (Nasdaq: CADA) reported an 18% increase in revenues to $5.8 million for the three months ended March 31, 2004 compared to $4.9 million for the same quarter of fiscal 2003. Net income for the three months ended March 31, 2004 rose substantially to $475,000 or $0.12 per fully diluted share, compared to a net loss of $(312,000) or $(0.10) per share for the quarter ended March 31, 2003. The March 2004 quarter was the company's fourth consecutive profitable quarter and sixth consecutive quarter of increased revenues. It was also the fourth consecutive quarterly profit increase.

    For the six months ended March 31, 2004, revenue increased 13% to $11.1 million compared to $9.8 million for the same period in fiscal 2003. Net income for the six months ended March 31, 2004 increased to $850,000 or $0.23 per fully diluted share, compared to a net loss of $(496,000) or $(0.16) per share for the six months ended March 31, 2003.

    As of March 31, 2004, the company had $15.4 million in cash and marketable securities, or $4.32 per share based on shares outstanding at March 31, 2004, compared to $12.4 million at September 30, 2003, or $3.82 per share based on shares outstanding at September 30, 2003.

    The results included income tax expense for the State of California, based on California's suspension of the use of net operating loss carryforwards.
The company does not currently pay Federal income taxes due to the utilization of net operating loss carryforwards.

    The company's CEO, Geoff Knapp commented, "The current quarter continues our upward trend of revenues and profits. This trend is the result of our significantly improved business model, which emphasizes high margin, recurring revenues. Even with seasonally higher marketing expense in the March quarter, we were able to show a sequential increase in earnings for the fourth
consecutive quarter.   The increase in revenues and profits was driven
primarily by our X-charge payment processing business where revenues doubled again on a quarter over quarter basis as compared to the prior year. System revenues were also higher and contributed to the increase in profits."



    Calculation of Cash and Marketable Securities Per Share

                                                    MARCH 31     SEPTEMBER 30
                                                      2004           2003
                                                  (Unaudited)
     Cash and cash equivalents                    $14,086,000    $10,889,000
     Marketable available-for-sale securities       1,269,000      1,541,000
     Total cash and marketable securities
       (numerator)                                $15,355,000    $12,430,000
     Shares outstanding (denominator)               3,558,000      3,253,000
     Cash and marketable securities per share           $4.32          $3.82


    About CAM Commerce Solutions

    CAM Commerce Solutions, Inc. provides total commerce solutions for traditional and web retailers that are based on the company's open architecture software products for inventory management, point of sale, sales transaction processing, accounting, and payment processing. These solutions often include hardware, installation, training, service, and payment processing services provided by the Company. You can visit CAM Commerce Solutions at www.camcommerce.com.


    Important Information

    The statements made in this news release, including those relating to the expectations of profitability and economic climates, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Words such as "will," "should," "believe," "expect," "anticipate," "outlook," "forecast," "optimistic," "feel," "potential," "continue," "intends," "plans," "estimates," "may," "seeks," "would," "future," "bright," and other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters, identify forward-looking statements. Expectations concerning financial results for future quarters are not actual results and are based upon preliminary estimates, as well as certain assumptions management believes to be reasonable at this time. Investors should not rely upon forward looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations, and the company expressly does not undertake any duty to update forward-looking statements which speak only as of the date of this news release. The performance of any one quarter may not be indicative of future performance, particularly given prevailing market and economic uncertainties. In addition to the factors set forth elsewhere in this release, the economic, competitive, technological, and other factors identified in CAM Commerce Solutions' filings with the Securities and Exchange Commission could affect the forward looking statements contained in this news release.



                         CAM COMMERCE SOLUTIONS, INC.
                      CONDENSED STATEMENT OF OPERATIONS
                    (In thousands, except per share data)
                                 (Unaudited)

                                       THREE MONTHS ENDED   SIX MONTHS ENDED
                                       MARCH 31  MARCH 31  MARCH 31  MARCH 31
                                         2004     2003      2004     2003
    REVENUES
      Net hardware, software and
        installation revenues          $3,583   $3,170    $6,820   $6,390
      Net service revenues              2,217    1,749     4,280    3,409
    Total net revenues                  5,800    4,919    11,100    9,799
    COSTS AND EXPENSES
      Cost of hardware, software
        and installation revenues       1,700    1,639     3,353    3,228
      Cost of service revenues            543      552     1,077    1,073
    Total cost of revenues              2,243    2,191     4,430    4,301
    Selling, general and
        administrative expenses         2,747    2,608     5,168    5,166
    Research and development expenses     380      495       749      965
    Interest income                       (82)     (63)     (163)    (137)
    Total costs and expenses            5,288    5,231    10,184   10,295
    Income (loss) before provisions
        for income taxes                  512     (312)      916     (496)
    Provisions for income taxes            37       --        66       --
    Net income (loss)                    $475    $(312)     $850    $(496)

    Basic net income (loss)
        per share                       $0.14   $(0.10)    $0.25   $(0.16)

    Diluted net income (loss)
        per share                       $0.12   $(0.10)    $0.23   $(0.16)

    Shares used in computing basic
        net income (loss) per share     3,484    3,109     3,384    3,109

    Shares used in computing diluted
        net income (loss) per share     3,920    3,109     3,744    3,109


                         CAM COMMERCE SOLUTIONS, INC.
        CONDENSED BALANCE SHEETS(In thousands, except per share data)

                                                    MARCH 31     SEPTEMBER 30
                                                     2004           2003
                                                  (Unaudited)
    ASSETS
    Current assets:
      Cash and cash equivalents                      $14,086        $10,889
      Marketable available-for-sale securities         1,269          1,541
      Accounts receivable, net                         1,218          1,214
      Inventories                                        345            272
      Other current assets                               145            102
    Total current assets                              17,063         14,018

    Property and equipment, net                          606            710
    Intangible assets, net                               801            908
    Other assets                                         271            305
    Total assets                                     $18,741        $15,941


    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                  $479           $518
      Accrued compensation and related expenses          858            687
      Deferred service revenue and customer deposits   1,735          1,455
      Other accrued liabilities                          264            263
      Total current liabilities                        3,336          2,923
    Stockholders' equity:
      Common stock, $.001 par value; 12,000
        shares authorized, 3,558 shares issued and
        outstanding at March 31, 2004 and 3,253 at
        September 30, 2003                                 4              3
      Paid-in capital                                 15,826         14,271
      Accumulated other comprehensive income               4             23
      Accumulated deficit                               (429)        (1,279)
      Total stockholders' equity                      15,405         13,018
    Total liabilities and stockholders' equity       $18,741        $15,941



SOURCE  CAM Commerce Solutions, Inc.
    -0-                             04/26/2004
    /CONTACT: Mathew Hayden, President of Hayden Communications, Inc., +1-858-456-4533 for CAM Commerce Solutions, Inc./
    /Web site:  http://www.camcommerce.com /
    (CADA)

CO:  CAM Commerce Solutions, Inc.
ST:  California
IN:  CPR ECM FIN ITE
SU:  ERN